Exhibit 6

CUSIP No. 971375126

Power of Attorney

Know all by these presents that the undersigned hereby make, constitute and appoint each of Emma Gilks and Tom Mitchell, or either of them acting singly, and with full power of substitution, each of the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned such forms, schedules, statements and other documents as may be required to be filed from time to time with the SEC with respect to Sections 13(d), 13(g) and 16(a) of the U.S. Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, Schedules 13D and 13G, and Forms 3, 4 and 5;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and 13G, and Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Schedules 13D and 13G, and Forms 3, 4 and 5 with respect to each of the undersigned’s holdings of and transactions in securities issued by WillScot Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of December, 2017.

CUSIP No. 971375126

SAPPHIRE HOLDING S.À R.L.

	/s/ Jan Overheul	December 1, 2017
	Name: Jan Overheul	Date
Title: Manager

TDR CAPITAL II HOLDINGS L.P.

	/s/ Blair Thompson	December 1, 2017
	Name: Blair Thompson	Date
Title:	Partner for TDR Capital LLP
as manager of TDR Capital II Holdings L.P.

TDR CAPITAL LLP

	/s/ Blair Thompson	December 1, 2017
	Name: Blair Thompson	Date
Title: General Counsel and Chief Operating Officer

MANJIT DALE

	/s/ Manjit Dale	December 1, 2017
	Name: Manjit Dale	Date